As filed with the Securities and Exchange Commission on December 11, 2025

Registration No. 333-291628

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879 (240) 430-4212

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Christopher Cooper

Interim Chief Executive Officer

Shuttle Pharmaceuticals Holdings, Inc.

401 Professional Drive, Suite 260

Gaithersburg, MD 20879 (240) 430-4212

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David E. Danovitch, Esq.
Aaron M. Schleicher, Esq.
Sullivan & Worcester LLP
1251 Avenue of the Americas, 19th Floor
New York, NY 10020
(212) 660-3060

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 11, 2025

Shuttle Pharmaceuticals Holdings, Inc.

625,156 Shares of Common Stock

Pursuant to this prospectus, the selling stockholder identified herein is offering on a resale basis 625,156 shares of common stock of Shuttle Pharmaceuticals Holdings, Inc., consisting of 625,156 shares of common stock issuable upon exercise of a pre-funded warrant, exercisable at a nominal exercise price per share of $0.001, without expiration. The pre-funded warrant was issued to the selling stockholder in connection with a private placement we completed on November 4, 2025. We will not receive any of the proceeds from the sale by the selling stockholder of the shares.

The selling stockholder may sell or otherwise dispose of the shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell or otherwise dispose of the shares covered by this prospectus in the section entitled “Plan of Distribution” on page 8. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares covered by this prospectus will be borne by the selling stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SHPH.” On December 10, 2025, the last reported sale price for our common stock was $1.85 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 6 of this prospectus and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Shuttle Pharma,” or the “Company” refer to Shuttle Pharmaceuticals Holdings, Inc. and its consolidated subsidiaries.

All share amounts in this prospectus give effect to our 1-for-25 reverse stock split effected on June 16, 2025, unless otherwise indicated.

SUMMARY

About Us—Business Overview

On November 21, 2025, it was announced that substantially all of the assets and liabilities of Molecule.ai, a pharmaceutical software company building an artificial intelligence (“AI”) driven platform for molecular discovery and early-stage drug development, were acquired by a wholly owned subsidiary of the Company. By combining modern AI techniques with structured scientific workflows, the Molecule.ai platform (hereafter, “Molecule.ai” or the “platform”) helps researchers explore the chemical space more efficiently, evaluate molecular ideas with greater clarity and make more informed decisions during the earliest stages of drug development. The platform is engineered to accelerate the iteration cycles that characterize modern drug discovery while preserving scientific reproducibility, traceability and operational reliability. Molecule.ai adapts state of the art AI algorithms to create a practical, domain-specific AI infrastructure layer for molecular research and development. The acquisition seeks to leverage Molecule.ai’s molecular modeling and predictive analytics platform to significantly augment our drug discovery and development business purpose. In tandem with the Molecule.ai asset acquisition, on November 20, 2025, the Company committed to a plan to discontinue its clinical trials of Ropidoxuridine (the “Clinical Trials”), our lead product candidate.

Molecule.ai is built on three core architectural components: a unified inference engine, an API-first integration layer and a modular model framework. The unified inference engine orchestrates model execution and multi-step reasoning through a deterministic and traceable sequence of operations. Molecule.ai uses an API-first design, which means that all platform capabilities can be accessed programmatically. All predictive and reasoning functions are modular, which allows the platform to expand over time without changing the underlying infrastructure. Molecule.ai currently supports three scientific and computational functions that reflect both its pharmaceutical focus and the structured inference techniques seen in modern agentic LLM systems: (1) molecular property prediction, (2) cross-molecule and cross-property evaluation and (3) prediction reasoning and structured molecular insights. The platform predicts a wide range of molecular properties that are relevant to early-stage discovery and medicinal chemistry and provides inference pipelines for predicting molecular properties. By using transformer-based models, the platform computes predictive outputs on a wide range of therapeutic tasks. The platform evaluates multiple molecules across multiple properties in a unified workflow, helping researchers quickly identify the most-promising candidates, understand trade-offs, and make structured, evidence-based decisions. Molecule.ai also includes a reasoning module that uses LLM-based structured inference to contextualize predictions, explain differences between compounds, perform rule-guided reasoning and produce narrative or structured scientific interpretations with the goal to make complex scientific outputs understandable and actionable for broader research and development audiences.

The broader competitive landscape in the AI ecosystem, especially AI-driven drug discovery, is rapidly advancing toward agentic AI systems and more integrated, end-to-end platforms. To stay at the front of this shift, Molecule.ai is expanding its molecule predictive capabilities, and automated multi-tool workflows. These expansions are designed in accordance with the agentic framework and multi-tool reasoning to further strengthen the platform. A new module will evaluate chemical–protein interaction likelihoods, which will help researchers estimate how molecules may interact with specific biological targets. Molecule.ai is adding biological context reasoning supported by curated genomic and disease-association evidence, which helps tie together chemical ideas with the biological systems they may ultimately affect. The platform will increasingly support insights that connect chemical properties with biological implications, which creates a more complete, end-to-end picture for early research teams. Molecule.ai is also developing an autonomous AI agent designed to reduce manual workload and accelerate early research cycles, which will interpret a discovery objective, plan a series of actions, route each step to the appropriate tools, evaluate preliminary outputs and iterate until a stable result is achieved.

The Molecule.ai platform adheres to strict engineering standards, including reproducibility, traceability, extensibility, scalability and interoperability, which align with modern AI infrastructure expectations for regulated biomedical environments. Molecule.ai aims to become the foundational AI layer for molecular and biological reasoning in pharmaceutical research and development. By integrating property prediction, biological context, multi-step reasoning and agentic automation, the platform seeks to accelerate early discovery while maintaining scientific reliability and operational transparency.

We are still evaluating additional business impacts from the discontinuance of the Clinical Trials and the acquisition of Molecule.ai, all of which could materially affect our plans and financial position.

Corporate Information

The Company was formed as a limited liability company in the state of Maryland in December 2012 and was converted to a C corporation in August 2016. In June 2018, we completed a share exchange with Shuttle Pharma Acquisition Corp. Inc. (“Acquisition Corp.”), pursuant to which Shuttle Pharmaceuticals, Inc. became a subsidiary of Acquisition Corp. and we subsequently changed the name of Acquisition Corp. to Shuttle Pharmaceuticals Holdings, Inc.

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Our executive offices are located at 401 Professional Drive, Suite 260, Gaithersburg, MD 20879 and our telephone number is (240) 430-4212. Our corporate website is www.shuttlepharma.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, if any, are available to you free of charge through the “Investor Relations” section of our website as soon as reasonably practicable after such materials have been electronically filed with or furnished to the SEC. Information contained on our website does not form a part of this prospectus.

Private Placement

On November 3, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor, for the sale by the Company to the investor, in a private placement, of a pre-funded warrant to purchase up to 625,156 shares of common stock for aggregate gross proceeds of approximately $2.5 million. The private placement closed on November 4, 2025.

The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until the pre-funded warrant is exercised in full. The pre-funded warrant may not be exercised to the extent such exercise would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the SEC to register for resale the shares of the shares issuable upon exercise of the pre-funded warrant issued under the Purchase Agreement within 15 days of the date of the Purchase Agreement, and to have such registration statement declared effective within 45 days of the date of the Purchase Agreement (or 75 days if the registration statement is reviewed by the SEC).

WestPark Capital, Inc. (“WestPark”) acted as the placement agent in connection with the private placement pursuant to a placement agency agreement between the Company and WestPark (as amended, the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company paid WestPark a cash fee of 4% of the gross proceeds received by the Company in the private placement. The Company also reimbursed certain expenses of WestPark.

This prospectus covers the resale of the 625,156 shares of common stock issuable upon exercise of the pre-funded warrant issued under the Purchase Agreement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common stock, including resale of the shares of common stock by the selling stockholder in the public market, could adversely affect the market price of our common stock.

We are registering for resale 625,156 shares of common stock issuable upon the exercise of a pre-funded warrant held by the selling stockholder. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholder may sell such shares in the public market.

Recent and future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition.

We may acquire assets, businesses, technologies, services, or products which are complementary to our operations. Recent and future acquisitions, including the now complete asset acquisition pursuant to the Asset Purchase Agreement with 1563868 B.C. Ltd., a Canadian limited corporation, and the Company’s wholly owned subsidiary, 1542770 BC Ltd., a Canadian limited corporation, and the related employment contract with Zhitian (Andy) Zhang, an individual residing in Vancouver, Canada (the “Asset Purchase”), may expose us to potential risks, including risks associated with not receiving the intended benefits of the Asset Purchase, the diversion of resources and management attention from our existing business and technology, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and potential customers resulting from our integration of a new asset class. If any of these risks were to occur, our operations could be materially and adversely affected.

If we are unable to acquire and retain new customers for our Molecule.ai platform or if those customers renew licenses at lower prices, our future revenues may be negatively impacted.

We expect to derive a significant portion of our revenues from license agreements related to our Molecule.ai platform. As a result, acquiring new customers and maintaining the renewal rate of those new customers is critical to our future operating results. Factors that may affect the acquisition of new customers and renewal rates for future customers include:

●	the price, performance, and functionality of our platform;
●	the availability, price, performance, and functionality of competing software solutions;
●	the success of competitive products or technologies;
●	the stability, performance, and security of our technological infrastructure; and
●	the business environment of our future customers.

If we fail to acquire new customers, if we are unable to successfully renew agreements with such clients or if clients renew such agreements upon less favorable terms or at lower fee levels, our future revenues may be negatively impacted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations and products, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements as a result of several factors including, but not limited to, risks regarding our ability to continue as a going concern in the near term being dependent upon us successfully raising additional equity or debt financing to fund our operations, risks regarding volatility of our stock price, risks regarding future issuance of equity or of debt securities diluting our share capital, risks regarding our successful transition of our business from the development, regulatory approval and commercialization of our product candidates, our ability to recognize the anticipated benefits of the Asset Purchase, expectations as to our future performance, our ability to remain listed on the Nasdaq Capital Market, as well as those noted under “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholder.

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SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those underlying the pre-funded warrant issued to the selling stockholder under the Purchase Agreement dated November 3, 2025 (see “Summary—Private Placement”). We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and as otherwise disclosed in this prospectus and as disclosed in this section under “Material Relationships with Selling Stockholder” below, the selling stockholder has not had any material relationship with us within the past three years. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, as of December 10, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of the Purchase Agreement, this prospectus covers the resale of the number of shares of common stock underlying a pre-funded warrant issued to the selling stockholder under the Purchase Agreement. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Number of shares beneficially owned prior to offering(1)		Number of shares offered	Number of shares beneficially owned after offering(2)		Percentage of shares beneficially owned after offering(3)
Alternative Investment Capital Inc.(4)	780,877	(5)	625,156	1,406,033	(5) (6)	47.1%

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, the selling stockholder named in the table has sole voting and investment power with respect to the common stock shown as beneficially owned by the selling stockholder, except as otherwise set forth in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares of common stock offered for resale under this prospectus will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholder may sell all, some or none of such shares offered pursuant to this prospectus.

(3) Based on 1,603,285 shares of common stock outstanding as of December 10, 2025.

(4) Connor Yuen has voting and dispositive power over the shares. The address of the selling stockholder is 850 New Burton Road, Suite 201, Dover, DE 19904.

(5) Includes 758,953 (prior to this filing) shares issuable upon exercise of a pre-funded warrant. The pre-funded warrant cannot be exercised to the extent such exercise would result in the holder beneficially owning more than 4.99% of the Company’s common stock. The ownership amount in the table does not give effect to such beneficial ownership limitation.

(6) Includes 625,156 shares issuable upon exercise of a pre-funded warrant. The pre-funded warrant cannot be exercised to the extent such exercise would result in the holder beneficially owning more than 4.99% of the Company’s common stock. The ownership amount in the table does not give effect to such beneficial ownership limitation.

Material Relationships with Selling Stockholder

June 2025 Private Placement

On June 20, 2025, we entered into a securities purchase agreement with the selling stockholder (the “June 2025 Purchase Agreement”), for the sale by the Company to the selling stockholder, in a private placement, of 21,924 shares of common stock of the Company and 1,158,953 pre-funded warrants, each to purchase one share of common stock of the Company at a purchase price of $3.599 and exercise price of $0.001 per pre-funded warrant (the “June 2025 Private Placement”). The June 2025 Private Placement closed on June 24, 2025 and we received gross proceeds of approximately $4.3 million before deducting fees and other offering expenses payable by us.

Other than the transactions described above and in “The Private Placement,” we have had no material relationships with the selling stockholder in the last three (3) years.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

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Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not, subject to certain exceptions, simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Shuttle Pharmaceuticals Holdings, Inc. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been so incorporated in reliance on the report of Forvis Mazars, LLP, an independent registered public accounting firm. Such consolidated financial statements have been incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report of Forvis Mazars, LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. The documents we are incorporating by reference into this prospectus are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025;
●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 8, 2025, for the quarterly period ended June 30, 2025, filed with the SEC on August 13, 2025, and for the quarterly period ended September 30, 2025, filed with the SEC on November 13, 2025;
●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 21, 2025, January 28, 2025, February 27, 2025, February 28, 2025, March 12, 2025, March 13, 2025, March 25, 2025, March 31, 2025, April 4, 2025, April 10, 2025, April 21, 2025, May 15, 2025, May 28, 2025, June 25, 2025, July 30, 2025, September 5, 2025, September 8, 2025, September 17, 2025, September 18, 2025, September 22, 2025, October 21, 2025, November 7, 2025 , November 17, 2025 , November 21, 2025, November 26, 2025, and November 28, 2025; and
●	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on August 29, 2022 (File No. 001-41488), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: 401 Professional Drive, Suite 260, Gaithersburg, MD 20879, (240) 430-4212.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website. We also maintain a website at www.shuttlepharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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Shuttle Pharmaceuticals Holdings, Inc.

625,156 Shares of Common Stock

PROSPECTUS

The date of this prospectus is ____, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table provides information regarding the various expenses (other than placement agent fees) payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$165.77
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$20,000.00
Miscellaneous	$1,834.23
Total	$47,000.00

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of directors and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We currently maintain insurance for the benefit of any director or officer which cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we sold the following securities that were not registered under the Securities Act:

On August 1, 2022, in conjunction with entering into three loan agreements for a total of $125,000, which were repayable following consummation of our IPO, we issued warrants to purchase a total of 250 shares at $500 per share. Boustead Securities LLC acted as placement agent and received warrants to purchase 25 shares at $500 per share, equal to 10% of the value of the note offering, and $12,500 in cash compensation.

On January 11, 2023, we entered into a stock purchase agreement with Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”), pursuant to which we sold to Alto a $4.3 million convertible note and warrant to purchase 5,091 shares of common stock of the Company, for gross proceeds of $4.0 million. The convertible note amortizes on a monthly basis and the Company can make such monthly amortization payments in cash or, subject to certain equity conditions, in registered shares of common stock or a combination thereof. For equity repayment, the convertible note is convertible into shares of common stock at price per share equal to the lower of (i) $470, (ii) 90% of the three lowest daily VWAPs of the 15 trading days prior to the payment date or (iii) 90% of the VWAP of the trading day prior to payment date. The convertible note is repayable over 26 months and bears interest at the rate of 5% per year. The warrant is exercisable for four years from the date of closing and is exercisable at $5.53 per share.

In October 2024, the Company completed two closing in an up to $1.3 million, 5% original issue discount (“OID”) senior secured convertible note warrant offering, pursuant to which the Company issued a total of $831,579 of notes and warrants to purchase 13,182 shares of common stock, exercisable at a weighted-average price of $35.59 per share. The notes bear interest at the rate of 14.5% per year, with the interest payable quarterly in cash, mature one year after the date of issuance, are redeemable at any time by the Company at a 107% premium to the principal value of the notes and, three months after issuance, can be converted at any time by the holder at a 110% premium to the principal value of the note. Of the above investment amount, the Company’s CEO purchased $250,000 of notes and warrants in the offering.

On June 20, 2025, we entered into a securities purchase agreement with an accredited investor, for the sale by the Company to the investor, in a private placement, of 21,924 shares of common stock and 1,158,953 pre-funded warrants to purchase shares of common stock, at a purchase price of $3.60 per share or $3.599 per pre-funded warrant. The private placement closed on June 24, 2025.

The pre-funded warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the pre-funded warrants are exercised in full.

WestPark Capital, Inc. (“WestPark”) acted as the placement agent in connection with the private placement pursuant to an engagement agreement between the Company and WestPark, as amended (as amended, the “Engagement Agreement”). Pursuant to the Engagement Agreement, the Company paid WestPark a fee of 4% of the gross proceeds received by the Company in the private placement. The Company also reimbursed certain expenses of WestPark.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

On November 3, 2025, we entered into a securities purchase agreement with an accredited investor, for the sale by the Company to the investor, in a private placement, of a pre-funded warrant to purchase up to 625,156 shares of common stock for aggregate gross proceeds of approximately $2.5 million. The private placement closed on November 4, 2025.

The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until the pre-funded warrant is exercised in full.

WestPark acted as the placement agent in connection with the private placement pursuant to a placement agency agreement between the Company and WestPark, as amended (as amended, the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company paid WestPark a cash fee of 4% of the gross proceeds received by the Company in the private placement. The Company also reimbursed certain expenses of WestPark.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective March 30, 2022 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.3	Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock, effective April 6, 2022 (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 22, 2022 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on June 23, 2022).
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective August 13, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 7, 2024).
3.6	Third Amended and Restated Bylaws (incorporated by reference to S-1/A filed March 5, 2025)
4.1	Form of Convertible Note, dated February 2022 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
4.2	Form of 10% Promissory Note, dated August 2022 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.3	Form of Warrant, dated August 2022 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.4	Form of Public Offering Warrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.5	Form of Underwriting Warrant issuable to Boustead Securities LLC (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.6	Form of Common Warrants (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 17, 2024).
4.7	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated October 31, 2024).
4.8	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated October 31, 2024).
4.9	Form of Pre-Funded Warrant (incorporated by reference to S-1/A filed March 5, 2025)
4.10	Form of Pre-Funded Warrant (incorporated by reference to 8-K filed June 25, 2025)
4.11	Form of Pre-Funded Warrant (incorporated by reference to 8-K filed November 7, 2025)
5.1**	Opinion of Sullivan & Worcester LLP
10.1	Form of Subscription Agreement for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.2	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333- 265429) filed on June 3, 2022).
10.3	Employment Agreement, dated July 30, 2014, between Shuttle Pharmaceuticals Holdings, Inc. and Tyvin Rich (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.4	SBIR Contract #HHSN261201400013C, dated September 19, 2014, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333- 265429) filed on June 3, 2022).
10.5	SBIR Contract #HHSN261201400013C Amendment of Solicitation/Modification of Contract, dated August 3, 2015, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (Radiosensitizer Option Phase II) (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.6	SBIR Contract #HHSN261201600027C, dated September 19, 2016, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333- 265429) filed on June 3, 2022).
10.7	SBIR Contract #HHSN261600038C dated September 19, 2016 between Shuttle Pharmaceuticals, LLC. and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333- 265429) filed on June 3, 2022).
10.8	Material Transfer Agreement, dated April 25, 2017, between Shuttle Pharmaceuticals, Inc. and George Washington University (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.9	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Peter Dritschilo (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.10	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Mira Jung (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.11	Form of Letter Agreement with Director (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

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10.12	Subaward Agreement dated October 28, 2014 between Shuttle Pharmaceuticals, LLC and LifeSpan/Rhode Island Hospital (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.13	Sublicense Agreement, dated February 15, 2019, between Shuttle Pharmaceuticals Inc. and Propagenix, Inc. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.14	SBIR Contract #HHSN261201800016C/75N91018C00016 Agreement between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.15	Promissory Note, dated as of August 24, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.16	SBIR Phase II Contract #75N9101C00031, dated September 6, 2019, between Shuttle Pharmaceuticals, Inc. and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.17	Director Offer Letter, dated December 2, 2020, between Chris H. Senanayake and Shuttle Pharmaceuticals Holdings, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.18	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.19	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.20	Non-Disclosure, Evaluation and Option Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals, Inc. and University of Virginia Licensing & Ventures Group (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.21	First Amendment to Non-Disclosure, Evaluation and Option Agreement, dated November 30, 2019, between Shuttle Pharmaceutical, Inc. and University of Virginia Licensing & Ventures Group (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.22	Form of Note and Warrant Subscription Agreement, dated December 28, 2021 (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.23	Form of Note, dated December 28, 2021 (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.24	Form of Common Stock Purchase Warrant, dated December 28, 2021 (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.25	Consulting Agreement, dated January 1, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Steven Bayern (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.26	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.27	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.28	Form of Convertible Note Subscription Agreement and Investor Rights Agreement (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.29	Amendment No. 1 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.30	Amendment No. 2 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.31	Amendment No. 2 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals Holdings, inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.32	Manufacturing Agreement, dated September 14, 2022, between Shuttle Pharmaceuticals, Inc. and TCG GreenChem, Inc. (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed September 19, 2022).
10.33	Form of Securities Purchase Agreement, dated January 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 12, 2023).
10.34	Form of Note, dated January 11, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on form 8-K filed January 12, 2023).
10.35	Form of Warrant, dated January 11, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on form 8-K filed January 12, 2023).

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10.36	Form of Security Agreement, dated January 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Portfolio B (incorporated by reference to Exhibit 10.4 to the Current Report on form 8-K filed January 12, 2023).
10.37	Form of Intellectual Property Security Agreement, dated January 11, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on form 8-K filed January 12, 2023).
10.38	Form of Subsidiary Guaranty (incorporated by reference to Exhibit 10.6 to the Current Report on form 8-K filed January 12, 2023).
10.39	Form of Registration Rights Agreement, dated January 11, 2023 (incorporated by reference to Exhibit 10.7 to the Current Report on form 8-K filed January 12, 2023).
10.40	Form of Director Offer Letter (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 22, 2023).
10.41	Proposal for Service Agreement, dated March 7, 2023, between Shuttle Pharmaceuticals, Inc. and University of Iowa Pharmaceuticals (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 9, 2023).
10.42	Amended and Restated Insider Trading Policy, effective March 10, 2023 (incorporated by reference to Exhibit 10.44 to the Annual Report on Form 10-K filed March 15, 2023).
10.43	Form of Executive Compensation Clawback Policy, effective March 10, 2023 (incorporated by reference to Exhibit 10.45 to the Annual Report on Form 10-K filed March 15, 2023).
10.44	Letter Agreement, dated March 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc. and Alto Opportunity Master Fund, SPC – Segregated Portfolio B, as Collateral Agent (incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-K filed March 15, 2023).
10.45	Research Agreement, dated March 16, 2023, between Shuttle Pharmaceuticals, Inc. and Georgetown University (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 22, 2023).
10.46	Material Transfer Agreement, dated March 21, 2023, between Shuttle Pharmaceuticals, Inc. and Georgetown University (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 22, 2023).
10.47	Amendment Agreement, dated May 10, 2023, by and between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 11, 2023).
10.48	Amendment No. 1 to the Amendment Agreement, dated June 4, 2023, by and between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 5, 2023).
10.49	Consulting Agreement, dated October 1, 2023, between Shuttle Pharmaceuticals Holdings, Inc. and Joseph Armstrong (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 5, 2023).
10.50	License Agreement, dated October 24, 2023, by and between Shuttle Pharmaceuticals Holdings, Inc. and Georgetown University (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 30, 2023).
10.51	Asset Purchase Agreement, dated January 30, 2024, by and between Shuttle Pharmaceuticals Holdings, Inc., Alan Kozikowski and Werner Tueckmantel (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 5, 2024).
10.52	Securities Purchase Agreement, dated February 7, 2024, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Diagnostics, Inc. and SRO LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 13, 2024).
10.53	Placement Agent and Advisory Services Agreement, dated February 7, 2024, between Shuttle Pharmaceuticals Holdings, Inc. and Boustead Securities, LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 13, 2024).

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10.54	Offering Deposit Account Agency Agreement, dated February 7, 2024, between Shuttle Pharmaceuticals Holdings, Inc., Boustead Securities, LLC and Sutter Securities Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 10-K filed on February 13, 2024).
10.55	Employment Agreement, dated June 13, 2024, between Shuttle Pharmaceuticals Holdings, Inc. and Timothy J. Lorber (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 18, 2024).
10.56	Amendment Agreement, dated August 6, 2024, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 7, 2024).
10.57+	Work Order, dated August 8, 2024, between Shuttle Pharmaceuticals, Inc. and Theradex Systems, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 14, 2024).
10.58	Master Services Agreement, dated November 1, 2018, between Shuttle Pharmaceuticals, Inc. and Theradex Systems Inc. (incorporated by reference to Exhibit 10.2 to the Current Report filed on August 14, 2024).
10.59	Form of Promissory Note, dated September 4, 2024, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 10, 2024).
10.60	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 17, 2024).
10.61	Form of Senior Secured Convertible Notes (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 17, 2024).
10.62	Placement Agency Agreement, dated as of October 29, 2024, by and among Shuttle Pharmaceuticals Holdings, Inc. and A.G.P./Alliance Global Partners and Boustead Securities, LLC, as placement agents (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K dated October 31, 2024).
10.63	Sponsored Research Agreement, dated December 16, 2024, by and among Shuttle Pharmaceuticals Holdings, Inc., the Regents of the University of California and Dr. Robert Favell (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 19, 2024).
10.64	Change Order, dated January 23, 2025, between Shuttle Pharmaceutials, Inc. and Theradex Systems, Inc. (incorporated by reference to the Current Report on Form 8-K filed on January 28, 2025).
10.65	Amendment Agreement, dated February 26, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 27, 2025).
10.66	Revolving Loan Agreement, dated February 28, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Bowery Consulting Group Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 28, 2025).
10.67	Revolving Note, dated February 28, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Bowery Consulting Group Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 28, 2025).
10.68	Consulting Agreement, dated March 11, 2025 (incorporated by reference to 8-K filed March 12, 2025)
10.69	Underwriting Agreement, dated March 12, 2025 (incorporated by reference to 8-K filed March 13, 2025)
10.70	Consulting Services Agreement, dated March 21, 2025 (incorporated by reference to 8-K filed March 25, 2025)
10.71	Consulting Agreement, dated April 3, 2025 (incorporated by reference to 8-K filed April 4, 2025)

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10.72	Securities Purchase Agreement, dated June 20, 2025 (incorporated by reference to 8-K filed June 25, 2025)
10.73	Registration Rights Agreement, dated June 20, 2025 (incorporated by reference to 8-K filed June 25, 2025)
10.74	Consulting Agreement, dated September 15, 2025 (incorporated by reference to 8-K filed September 22, 2025)
10.75	Binding Term Sheet between the Company and Molecule (incorporated by reference to 8-K filed October 21, 2025)
10.76	Form of Securities Purchase Agreement, dated November 3, 2025 (incorporated by reference to 8-K filed November 7, 2025)
10.77	Placement Agency Agreement, dated November 3, 2025 (incorporated by reference to 8-K filed November 7, 2025)
10.78	Release and Settlement Agreement, by and between Shuttle Pharmaceuticals Holding, Inc. and Theradex Systems, Inc., dated November 20, 2025 (incorporated by reference to 8-K filed November 21, 2025).
10.79	Asset Purchase Agreement, dated as of November 20, 2025, by and among Shuttle Pharmaceuticals Holdings, Inc.,1563868 B.C. Ltd., 1542770 BC Ltd., and Zhitian (Andy) Zhang (incorporated by reference to 8-K filed November 26, 2025).
10.80	Separation Agreement and Mutual Release by and between Shuttle Pharmaceuticals Holdings, Inc. and Timothy Lorber, dated November 21, 2025 (incorporated by reference to 8-K filed November 28, 2025).
21	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K filed on March 21, 2024).
23.1*	Consent of Forvis Mazars, LLP
23.2**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24**	Power of Attorney (included in the signature page to this registration statement).
107**	Filing Fee Table

+Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) because such information (i) is deemed not material and (ii) is of the type of information that the Company normally treats as private or confidential.

* Filed herewith

** Previously filed

(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on December 11, 2025.

Shuttle Pharmaceuticals Holdings Inc.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Interim Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Christopher Cooper	Interim Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 11, 2025
Christopher Cooper

/s/ *	Director	December 11, 2025
George Scorsis

/s/ *	Director	December 11, 2025
Adam Chambers

/s/ *	Director	December 11, 2025
Angel Liriano

/s/ *	Director	December 11, 2025
Oleh Nabyt

/s/ *	Director	December 11, 2025
Sachin Pathigoda

* By:	/s/ Christopher Cooper
Christopher Cooper, as attorney-in-fact

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